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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) December 31, 2002

ADOLPH COORS COMPANY
(Exact name of registrant as specified in its chapter)

Colorado	0-8251	84-0178360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Golden, Colorado		80401
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (303) 279-6565

Not applicable
(Former name or former address, if changed since last report)

PART II. OTHER INFORMATION

Item 5. Other Events

        Pursuant to a packaging supply agreement (the "Agreement"), Coors Brewing Company (the "Company") purchases most of its domestic paperboard and label packaging from Graphic Packaging Corporation ("GPC"), which is a subsidiary of Graphic Packaging International Corporation. Under its original terms, the Agreement was due to expire on December 31, 2002. Pursuant to an amendment dated December 30, 2002, the term of the Agreement has been extended until March 31, 2003. A conformed copy of the amendment is filed as Exhibit 99.1 to this current report on Form 8-K and incorporated herein by reference. The Company and management currently anticipate that, subject to finalization of terms and approval of the boards of directors of both the Company and GPC, a new packaging supply agreement by and between the Company and GPC will be executed prior to March 31, 2003.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (a)
  Financial Statements of Business Acquired.

          Not applicable

  (b)
  Pro Forma Financial Information.

          Not applicable

  (c)
  Exhibits.

Exhibit no.	Description
99.1	Second Amendment to Supply Agreement, dated 12/30/2002, by and between Coors Brewing Company and Graphic Packaging Corporation

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADOLPH COORS COMPANY (Registrant)
Date December 31, 2002	/s/ ANNITA M. MENOGAN (Annita M. Menogan, Secretary)

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PART II. OTHER INFORMATION
  Item 5. Other Events
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES